UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 6, 2025

LuxUrban Hotels Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-41473	82-3334945
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

71 W 35th Street, New York, NY 10001	10001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (833) 723-7368

2125 Biscayne Blvd, Suite 253, Miami, Florida 33137

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value per share	LUXH	OTC
13.00% Series A Cumulative Redeemable Preferred Stock, $0.00001 par value per share	LUXHP	OTC

Item 1.01	Entry Into a Material Definitive Agreement.

On June 6, 2025, LuxUrban Hotels Inc. (the “Company”) entered into a Stipulation of Settlement (the “Settlement Agreement”) with 123 Washington LLC (the “Landlord”) in connection with litigation concerning the Company’s leasehold interest in the hotel property located at 123 Washington Street, New York, New York.

Under the terms of the Settlement Agreement, the Company has agreed to make a total settlement payment of approximately $3.4 million, payable in installments through November 2026, in full satisfaction of a previously entered judgement in excess of $12 million. To fund a portion of the settlement, the Company utilized $2.625 million in previously restricted cash deposits that had been held in escrow under the lease.

Additionally, but included in the total of $3.4mm the Company will satisfy approximately $2.57 million in accrued obligations to the New York Hotel Trades Council and Hotel Association of NYC Benefit Funds (collectively, the “Union Funds”), representing outstanding contributions jointly owed by both the Company and the hotel under the applicable Industry-Wide Agreement (IW/A) assumption agreement. Rather than remitting payment directly to the Union Funds, the Company will make monthly payments of approximately $183,000 to the Landlord, who will assume responsibility for forwarding these payments to the Union Funds in accordance with the terms of the settlement agreement. Each payment made by the Company to the Landlord on behalf of the Union Funds will reduce the Company’s remaining liability to the Landlord on a dollar-for-dollar basis. The lease for the 123 Washington Street property is deemed terminated, and the Company has agreed to surrender possession of the premises no later than June 6, 2025.

The Settlement Agreement also provides for the elimination of approximately $7.5 million in additional liabilities, including use and occupancy arrears, which will no longer be reflected on the Company’s balance sheet. The Company and the Landlord, along with their respective affiliates and related parties, have exchanged mutual released, which become effective upon the Company’s continued compliance with the Settlement Agreement. All pending litigation, including actions involving any guarantor, will be dismissed upon execution of the Settlement Agreement and the timely surrender of the hotel premises.

When combined with the previously disclosed settlement related to Hotel 57—which included a $2.2 million cash payment for accrued union benefit obligations and a general release of liability—the Company has reduced or satisfied approximately $7.1 million in union-related obligations over the past 60 days. This includes both direct payments and structured commitments that address legacy union liabilities across its portfolio.

The Company believes this agreement represents a significant step in resolving legacy obligations, improving its financial position, enhancing cash flow predictability, and reinforcing its commitment to both stakeholders and workforce partners.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 12, 2025	LUXURBAN HOTELS INC.

	By:	/s/ Michael James
		Name:	Michael James
		Title:	Chief Financial Officer

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